Exhibit 99.2

Perfect Moment Expands Accessories Line with Puffer Tote Bags and Sunglasses

LONDON—February 14, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, has officially launched its new puffer tote bag and sunglass collection.

The puffer bag collection was inspired by the intuitive ‘throw in & go’ approach to packing of Perfect Moment’s president and chief creative officer, Jane Gottschalk. These versatile jumbo padded totes are the ultimate companion for life on the move, whether heading to the gym, jetting off for a weekend escape or hitting the slopes.

Crafted in Italy to the highest standards, Perfect Moment puffer bags perfectly balance functionality with style. Generously spacious yet lightweight, the padded construction ensures all-day comfort when carrying across the shoulder.

Available in an array of bold prints and refined colorways, the collection is carefully curated to pair seamlessly with this season’s wardrobe staples.

“For the puffer bag, I wanted to create something that perfectly blends practicality with effortless style,” noted Gottschalk. “It is designed to make life simpler, whether you’re packing for a spontaneous ski trip, a busy day out or a weekend getaway.

“Every detail, from the lightweight padded design to the bold prints and timeless colorways, has been carefully considered. For me, it’s all about celebrating the ease and joy of being on the move—allowing you to focus on creating those perfect moments.”

For the puffer tote design, Perfect Moment collaborated with Venja Heimbeck Holt, founder and lead designer of Studio Unbranded, an Oslo-based design studio specializing in fashion accessory design.

Holt, who earlier served as head of handbag and accessories design at Stella McCartney, commented on the key features of the bag: “Every element of the puffer bag was designed with intention—from the ultra-lightweight, padded construction to the rich textures and striking colorways that make a statement. Balancing durability with a luxurious feel, it is functional, versatile and effortlessly cool.”

“Whether in a bold monochrome or a vibrant graphic print,” added Holt, “each piece is thoughtfully designed to complement the season’s wardrobe, while offering effortless versatility for every moment.”

For ski enthusiasts, the Perfect Moment puffer bag is the ultimate après-ski accessory. Its padded design complements your winter wardrobe while keeping your essentials well-protected, whether you’re braving alpine adventures or retreating to the lodge.

Available today in a variety of sizes, prints, and colors, the new puffer bag is an invitation to elevate your everyday and embrace a life of spontaneity and style.

Following fast on the heels of this season’s new accessories offering, eyewear was a natural succession––an opportunity to continue the brand’s dedication to innovation and commitment to excellence in an exciting new space. The collection seamlessly combines cutting-edge technology with the retro-modern design aesthetic that has become synonymous with Perfect Moment. The four unique silhouettes have each been created with durability and comfort in mind without sacrificing on style.

“Our goal was to craft eyewear that enhances performance but also makes a statement,” said Gottschalk. “Our new eyewear collection is designed to be the ultimate slope-side accessory, fusing the functionality needed for high-altitude sports with the timeless style for which Perfect Moment is well known worldwide.”

Key features include:

●	Four unique silhouettes, each created with durability and comfort in mind but without sacrificing style.
●	Frames are responsibly crafted with Eastman Acetate Renew, a sustainable high-quality acetate made from renewable materials, with this resulting in the perfect combination of lightness and durability.
●	Lenses are polarized nylon, UV-protected and anti-scratch, making them considerably more adventure-worthy than a classic lens, and built to withstand the intense conditions of alpine locations.

“These new year-round accessories continue to expand our product range beyond our core ‘on-slope’ skiwear and into the global luxury lifestyle market,” said Gottschalk. “Compared to the global luxury ski wear market, the global luxury outerwear market is 10-times larger and faster growing.”

Perfect Moment’s new sunglasses collection looks to tap the high-growth global luxury sunglasses market that is expected to reach $6.4 billion in 2024 and continue to grow at a compound annual growth rate (CAGR) of 7.8% through 2033, according to Custom Market Insights.

The new puffer bag collection addresses the expanding market for luxury outerwear, which was estimated to total $17.9 billion in 2024 and forecasted to increase at a 6.7% CAGR from 2024 to 2032, according to Business Research Insights.

Discover Perfect Moment sunglasses and the puffer bag now at perfectmoment.com.

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Learn more at www.perfectmoment.com.

About Venja Heimbeck Holt

Venja Heimbeck Holt is a seasoned handbag and accessories designer with a distinguished background in fashion design from Instituto Marangoni in Paris. After completing her studies, she gained valuable experience through an internship in Paris before relocating to London, where she spent 15 years at Stella McCartney as Head of Handbag and Accessories Design.

Two and a half years ago, Venja returned to her native Norway and founded Studio Unbranded, a platform for freelancing and consulting in handbag design. Over this time she has built her design business while collaborating with various clients in the fashion industry, including Perfect Moment.

Born and raised in Oslo, Norway, Venja’s upbringing in a city known for its ski resort culture has deeply influenced her personal and professional life. This connection to her roots made her recent project with Perfect Moment especially meaningful, as it reflected her own experience and love for the outdoors.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact